Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160787, No. 333-164930, No. 333-168198, No. 333-173965 and No. 333-177271) and on Form S‑8 (No. 333-160886) of HUGHES Telematics, Inc. of our report dated March 15, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 15, 2012